Exhibit 99.1

For Immediate Release:

April 7, 2022

For Additional Information:

Jami Porter, 229-584-1045, jami.porter@tcfederal.com

Greg Eiford, 229-584-1031, greg.eiford@tcfederal.com

TC Federal Bank Expands into Jacksonville, FL

Thomasville, GA — TC Federal Bank announces its expansion into the Jacksonville, FL market. Leading the Jacksonville team as market president will be long time local banker Jeff Weeks. The bank intends to begin with a commercial loan production office followed soon after with a retail branch in the market.

“TC Federal Bank has had lending relationships in the Jacksonville area for years. Many of the community banks in the Jacksonville area have been acquired by much larger institutions. We feel the market is primed for a new community bank. We were able to find the perfect person to lead this effort. Jeff Weeks joins our team with 30+ years of banking experience in the market. He has a heart for community banking and the senior leadership experience that we desired”, said Greg Eiford, TC Federal Bank President and CEO.

Jeff began his banking career in the Jacksonville market as a teller in 1981. For over two decades, he served as a senior lender leading teams of commercial lenders. He said businesses in the Jacksonville area can expect a different kind of banking experience with TC Federal Bank.

“We are excited to show Jacksonville businesses why TC Federal Bank has been in the community banking business for more than 80 years,” Weeks said. “The bank’s reputation is built on being highly personable, exploring every option available and serving clients with their best interest in mind. They’ll experience that standard each and every time they interact with us.”

The Jacksonville office will be TC Federal Bank’s fourth location. The bank operates a full-service branch and its headquarters in Thomasville, GA. The bank also operates a full-service branch in Tallahassee, FL and has a commercial lending office in Savannah, GA.

For more information on TC Federal Bank, visit www.tcfederal.com.

About TC Federal Bank

TC Federal Bank was established in Thomasville, Georgia in 1934. What began as a Savings & Loan by the citizens of Thomas County during the Great Depression, TC Federal Bank has grown into a $397 million dollar community bank serving the financial needs of families and businesses in North Florida and South Georgia communities. TC Federal Bank is built on a long-standing Tradition of Trust and offers expertise in personal and business banking, as well as real estate lending. Throughout its history, TC Federal Bank has stayed open and committed to serving the community through a variety of economic cycles. Today, they are proud to be home to some of the best bankers in the area. Through premium customer service and enriched customer relationships, TC Federal Bank is the bank you can trust for a lifetime.

About TC Bancshares, Inc.

TC Bancshares, Inc. (Nasdaq: TCBC) was formed in July 2021 and serves as the holding company for TC Federal Bank.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intends,” “believes,” “expects,” “plans,” “estimates,” “seeks,” “anticipates,” “targets,” “projects,” “continues,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: those related to the real estate and economic environment, particularly in the market areas in which TC Federal Bank operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial services companies; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in TC Bancshares’ filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

TC Bancshares wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. TC Bancshares wishes to advise readers that the factors listed above or other factors could affect TC Bancshares’ financial performance and could cause TC Bancshares’ actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. All subsequent written and oral forward-looking statements concerning TC Bancshares or the proposed conversion or offering or other matters and attributable to TC Bancshares or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. TC Bancshares does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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